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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


BioShield Technologies, Inc.
Atlanta, Georgia


We have issued our report dated August 19, 1999, accompanying the financial statements and schedules of BioShield Technologies, Inc. and Subsidiary incorporated by reference in the Registration Statement and Prospectus on Form S-3. We hereby consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."


/s/ Grant Thornton, LLP


Atlanta, Georgia
April 26, 2000


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